Exhibit 5.24

June 18, 2013

Re:  Registration Statement on Form F-10 for New Gold Inc.

We have acted as Canadian counsel to New Gold Inc. (the “Registrant”) in connection with the registration statement on Form F-10 (the “Registration Statement”) being filed today by the Registrant with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

We hereby consent to the reference to our name and the inclusion of our opinion contained under “Certain Canadian Federal Income Tax Considerations” in the Registration Statement.

/s/ Cassels Brock & Blackwell LLP
Cassels Brock & Blackwell LLP